Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“this Agreement”), made as of the ___th day of July, 2021 by Ocean Bio-Chem, Inc., a Florida corporation (the “Guarantor”) with Regions Bank, an Alabama banking corporation (the “Bank”).

W I T N E S S E T H:

WHEREAS, Kinpak Inc., an Alabama corporation (the “Borrower”), has executed and delivered to Bank a certain Promissory Note dated July 20, 2021 (the “Note”) in the principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Loan”); and

WHEREAS, the Loan is, among other things, subject to the terms and conditions of that certain Credit Agreement (“Credit Agreement”) dated July 20, 2021, by and among Lender, Borrower, and Guarantors, and that certain Mortgage of even date therewith which secures, in part, the Note (hereinafter, the Credit Agreement and the Mortgage are sometimes referred to as the “Loan Documents”). As an inducement to the Bank to make the loan provided for therein, the Guarantor agreed to guarantee all Obligations (as defined below) of the Borrower and to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the Loan and of each extension or renewal of the Loan and to enable the Loan to be maintained or obtained by the Borrower, the Guarantor hereby agrees with the Bank as follows:

1. The Guarantor does hereby unconditionally guarantee the payment to the Bank promptly when due, whether by acceleration or otherwise, of all Obligations of the Borrower to Bank. As used in this Agreement, the term “Obligations” means every promise or undertaking of the Borrower to repay the Loan, now or hereafter made by the Borrower under the Note or the Loan Documents and all interest and other charges thereon, all extensions and renewals of the Loan, and all other sums agreed to be paid by the Borrower under the Note or the Loan Documents, together with every promissory note or other instrument now or hereafter evidencing the obligation of the Borrower to repay the Loan, the interest thereon, or such other charges. The Obligations include, without limitation, interest, attorneys’ fees and other charges on any debt or obligation of the Borrower accruing after the filing of a petition under any chapter of the federal Bankruptcy Code by or against the Borrower and any loans or other credit extended to the Borrower after the filing of any such petition, notwithstanding the release of the Borrower from the performance or observance of any of its agreements covenants or obligations by operation of law.

2. The Guarantor agrees that, if any of the Obligations are not paid when due, the Guarantor will, upon demand by the Bank, forthwith pay such Obligations, or if the maturity thereof shall have been accelerated by the Bank, the Guarantor will forthwith pay all Obligations of the Borrower. No such payment shall discharge the liability of the Guarantor hereunder until all Obligations shall have been paid in full. The Guarantor further agrees to pay to the Bank, upon demand, all losses and reasonable costs and expenses, including attorneys’ fees, that may be incurred by the Bank in attempting to collect the Obligations after default by the Borrower or in collecting or attempting to collect from the Guarantor under this Agreement.

3. The Guarantor hereby:

(a) Assents to all terms and agreements heretofore or hereafter made by the Borrower with the Bank, including, but without limitation, agreements regarding the manner of disposing of any collateral in a commercially reasonable manner;

(b) Waives all defenses based upon suretyship or impairment of collateral, and consents that the Bank may, without in any way affecting the obligation of the Guarantor under this Agreement:

(i) Exchange, release or surrender to the Borrower or to any guarantor, pledger, or grantor any collateral, or waive, release, subordinate, or fail to perfect any security interest, in whole or in part, now or hereafter held as security for any of the Obligations;

(ii) Waive or delay the exercise of any of its rights or remedies against the Borrower or any other person or entity, including, without limitation, any other Guarantor;

(iii) With or without consideration, release the Borrower or any other person or entity, including, without limitation, any other Guarantor;

(iv) Renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; and

(v) Apply payments by the Borrower, the Guarantor, or any other person or entity, to any of the Obligations at the Bank’s discretion; and

(vi) In the event of the filing of a petition (whether voluntary or involuntary) under any chapter of the federal Bankruptcy Code by or against the Borrower, participate in the bankruptcy proceedings and exercise any and all rights set forth in clauses (i) through (v) above, including, without limitation, voting for or against any plan of reorganization, consenting to the use of any cash collateral, consenting to the sale, use or lease of any collateral securing any of the Obligations, and entering into any compromise or settlement regarding the Obligations.

(c) Waives all notices whatsoever with respect to this Agreement or with respect to the Obligations, including, but without limitation, notice of:

(i) The Bank’s acceptance hereof or its intention to act, or its action, in reliance hereon;

(ii) The present existence or future incurring of any of the Obligations or any terms or amounts thereof or any change therein;

(iii) Any default by the Borrower or any surety, pledgor, grantor of security, or guarantor, including, without limitation, any Guarantor; and

(iv) The obtaining or release of any guaranty or surety agreement (in addition to this Agreement), pledge, assignment, or other security for any of the Obligations;

(d) Agrees that, if at any time all or any part of any payment previously applied by the Bank to any of the Obligations must be returned by the Bank for any reason, whether upon claim of preference, fraudulent transfer or otherwise, and whether by court order, administrative order, or settlement, the Guarantor remains liable for the full amount returned as if such amount had never been received by the Bank, notwithstanding any termination of this Agreement or the cancellation of any note or other instrument or agreement evidencing the Obligations of the Borrower; and

(e) Waives notice of presentment, demand, protest and notice of nonpayment in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law, except as such waiver may be expressly prohibited by law, and waives any requirement that suit against the Guarantor under this Agreement be brought within any period of time shorter than the general statute of limitations applicable to contracts under seal. Furthermore, the Guarantor agrees that the statute of limitations applicable to this Agreement shall begin to run only upon the Guarantor’s failure or refusal applicable to pay any of the Obligations following demand for payment by the Bank.

4. The liability of the Guarantor under this Agreement is absolute and unconditional, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by the Bank, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. The liability of the Guarantor hereunder shall not be affected by, and this Agreement shall remain fully enforceable against the Guarantor irrespective of, any defenses which the Borrower may have or assert with respect to any of the Obligations, including, but without limitation, discharge in bankruptcy, confirmation of a plan of reorganization, composition with creditors, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, waiver, estoppel, release, usury, and fraud or misrepresentation. No delay in making demand on the Guarantor for satisfaction of his liability hereunder shall prejudice the Bank’s right to enforce such satisfaction. All of the Bank’s rights and remedies shall be cumulative and any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time thereafter.

5. This Agreement shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred, unless the Guarantor has given the Bank written notice of his intention not to be liable for the payment of any additional indebtedness of Borrower to Bank. Such notice shall have prospective effect only from the date it is actually received by the Bank and shall not affect the obligation of the Guarantor under this Agreement with regard to Obligations then existing, extensions and renewals thereof, interest then accrued and thereafter accruing thereon, and all costs, including attorney’s fees, incurred by the Bank in collecting or attempting to collect the Obligations when due, whether by acceleration or at the original or any extended maturity date.

6. The Guarantor hereby waives and relinquishes any right of subrogation or other right of reimbursement from the Borrower or the Borrower’s estate and any other right to payment from the Borrower or the Borrower’s estate, arising out of or on account of any sums paid or agreed to be paid by the Guarantor under this Agreement, until such time as all obligations owing to the Bank by Borrower have been paid in full.

7. The Guarantor hereby wholly subordinates all claims which the Guarantor may now or hereafter have against the Borrower to all debts and other obligations of the Borrower referred to herein which the Borrower may now or hereafter owe the Bank, and assigns such claims to the Bank as additional collateral for all Obligations of the Borrower guaranteed by the Guarantor under this Agreement. This agreement of subordination and assignment shall survive the termination of this Guaranty Agreement, and shall remain in effect until all Obligations of the Borrower existing on the date of such termination, and all interest, attorneys’ fees and other charges, if any, thereafter accruing thereon, are paid in full. Until full payment is made to the Bank of the Obligations, the Guarantor agrees not to accept any payment or satisfaction of any kind on, or any security for, any of the claims hereby subordinated. The Guarantor agrees that, if any such payment or security is received, the Guarantor will hold the same in trust for the Bank, and deliver it to the Bank. The Guarantor agrees to execute such additional documents and instruments as may in the future be requested by the Bank to effectuate the assignment and other provisions of this paragraph 7.

8. The Guarantor acknowledges that the statute of limitations applicable to this Agreement shall begin to run only upon the Guarantor’s failure or refusal to pay any of the Obligations following default in the payment or performance thereof by Borrower; provided, however, that if subsequent to such default, the Bank reaches an agreement with Borrower on any terms causing the Bank to forbear in the enforcement of its claims against the Guarantor, the statute of limitations shall be reinstated for its full duration until Borrower again defaults.

9. The Guarantor agrees that this Agreement shall be governed by and construed in accordance with the substantive law of the State of Alabama, without regard to principles of conflict of laws. The Guarantor hereby consents to the jurisdiction of any state or federal court holding in Montgomery County, Alabama, and, to the extent permitted by applicable law, waives any objection based on venue or forum non conveniens with respect to any action instituted in any such court and agrees that such court shall be the exclusive venue for any action under this Guaranty. Notwithstanding the foregoing, the Bank shall have the right to bring any action or proceeding against the Guarantor or the Guarantor’s property in the courts of any other jurisdiction the Bank deems necessary or appropriate in order to enforce the obligations of Guarantor under this Agreement.

10. Any notice or consent required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if mailed, on the earlier of the date actually received or the third business day after being sent by first class mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

(a)	If to the Bank:

Regions Bank

201 Monroe Street, Suite 200

Montgomery, Alabama 36104

(b)	If to the Guarantor:

Ocean Bio-Chem, Inc.

Attention Jeff Barocas

4041 S.W. 47th Avenue

Ft. Lauderdale, Florida 33314

11. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and to any person to whom the Bank may grant an interest in any of the Obligations, and shall be binding upon the Guarantor and the Guarantor’s successors and assigns.

12. This Agreement is intended to take effect as a document under seal.

13. The Guarantor agrees to furnish to Bank within thirty (120) days after the end of each calendar year a current financial statement of Guarantor in reasonable detail and form satisfactory to Bank and certified as true and correct by Guarantor. Additionally, Guarantor shall furnish to Bank consolidated interim statements within sixty (60) days of each quarter end.

IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has duly executed this Guaranty Agreement on or as of the date and year first above written.

Ocean Bio-Chem, Inc.,
a Florida corporation

/s/ Jeffrey S. Barocas	(L.S.)
Jeffrey S. Barocas
Chief Financial Officer

STATE OF	FLORIDA	)
:
COUNTY OF	BROWARD	)

I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that Jeffrey S. Barocas, whose name as Chief Financial Officer of Ocean Bio-Chem, Inc., a Florida Corporation is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above, he, as such President and with full authority, executed and delivered the same voluntarily for and as the act of the corporation.

Given under my hand this the 22th day of July, 2021.

(SEAL)

Notary Public
My commission expires:	May 23, 2022